EXHIBIT 10.67
                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of July 19, 2002 by and among Advanced Nutraceuticals, Inc., a Texas Corporation ("ANII") and Glenwood Capital Partners I, LP, a Delaware limited partnership ("Glenwood"). Each of ANII and Glenwood is sometimes referred to as a "Party" and may be collectively referred to as the "Parties."

                                    Recitals

A. Glenwood desires to provide funding to ANII and ANII desires to receive such funding, subject to the terms and conditions of this Agreement.

                                    Agreement

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and intending to be legally bound, the Parties resolve and agree as follows:

     1.   Loan by Glenwood.
          -----------------

     1.1  Loan to ANII.
     ------------------
     Subject to the terms and conditions of this Agreement, Glenwood shall loan $175,000 to ANII at the Closing.

     1.2  Closing.
     -------------
     The Closing shall take place at 1905 West Valley Vista Drive, Castle Rock, Colorado 80104, on or before July 19, 2002, or at such other time and place as ANII and Glenwood agree (which time and place are designated as the "Closing"). At the Closing, upon receipt of the funds specified in Section 1.1 by ANII from Glenwood, the following documents shall be exchanged: (a) a Subordinated Promissory Note in the principal amount of $175,000 in the form attached as Exhibit A to this Agreement (the "Note"), (b) a warrant to purchase up to 35,000 shares of ANII common stock in the form attached as Exhibit B to this Agreement (the "Warrant") and (c) the Intercreditor and Subordination Agreement in the form attached as Exhibit C to this Agreement. The Note and Warrant are collectively referred to as the "Securities." The Note shall be convertible into shares of the common stock of ANII and the Warrant shall be exercisable into shares of the common stock of ANII. The conversion price for the Note and the exercise price for the Warrant shall be the greater of $1.00 per share or 105% of the price per share of the common stock of ANII as traded on The Nasdaq Stock Market on the date of the Closing.

     2.   Representations And Warranties of ANII.
          --------------------------------------

     ANII represents and warrants to Glenwood that:ANII represents and warrants to Glenwood that:

     2.1 Organization, Good Standing and Qualification. ANII is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted. ANII is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2 Due Authorization. All action on ANII's part necessary for the authorization, execution and delivery of this Agreement and the performance of the obligations of ANII hereunder, and the authorization, issuance, sale and delivery of the Securities has been taken, and this Agreement constitutes a valid and legally binding obligation of Securities, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of ANII is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings which may be required pursuant to applicable state and federal securities laws.

     3.   Representations And Warranties Of Glenwood.
          ------------------------------------------

Glenwood represents and warrants to ANII that:

     3.1 Purchase Entirely for Its Own Account. This Agreement is made with Glenwood in reliance upon Glenwood's representation to ANII that the Securities will be acquired for investment for Glenwood's own account, not as a nominee or agent, and not with the view to the resale or distribution of any part thereof, and Glenwood has no present intention of selling, granting any participation in, or otherwise distributing the Securities. Glenwood has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person with respect to any of the Securities.

     3.2 Disclosure of Information. Glenwood has had the opportunity to ask questions of, and receive answers from, ANII as well as officers and directors of ANII to obtain additional information regarding ANII and this Offering. ANII has been given access to full and complete information regarding ANII and has utilized such access to Glenwood's satisfaction for the purpose of obtaining such information regarding ANII as Glenwood has reasonably requested. Such information includes the terms and conditions of the offering of the Securities to Glenwood, use of proceeds of this offering, ANII's business and the financial condition of ANII. Glenwood acknowledges receipt and review of the 10-K, 8-K, 10-Q and other reports filed by ANII with the Securities and Exchange Commission (the "SEC") during the twelve months preceding the date of this Agreement.

     3.3 Investment Experience. Glenwood is an investor in securities of speculative companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     3.4 Glenwood Qualification. Glenwood is an "accredited investor" as that term is defined in Rule 501(d) of Regulation D of the Securities Act of 1933, as amended (the "Act") and Glenwood comes within at least one category set forth in Appendix A to this Agreement. Glenwood agrees to furnish any additional information which ANII deems necessary in order to verify the representations made in this Agreement.

     3.5 Restricted Securities. Glenwood understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from ANII in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

     3.6 Legends. The documents evidencing the Securities will bear a legend substantially to the following effect:

          These securities have not been registered under the Securities Act of 1933, as amended (the "Act'), and may be deemed a "restricted security," as that term is defined in Rule 144 under the Act. These securities, and the securities issued upon conversion hereof, may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ANII.

     3.7 Notations on Records. Glenwood understands that ANII will place a notation on its stock transfer records indicating the restricted nature of the Securities.

     3.8  Disposition.

          (a) Glenwood is aware that, in the view of the SEC, purchase of the Securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in the condition of ANII or in connection with a pledge of the securities, would represent an intent inconsistent with the representations set forth above. Glenwood agrees that if, contrary to the foregoing intentions, Glenwood should later desire to dispose of or transfer any of the Securities in any manner, Glenwood shall not do so unless and until (i) the Securities shall have first been registered under the Act and all applicable securities laws; or (ii) Glenwood shall have first delivered to ANII a written notice declaring Glenwood's intention to effect such transfer and describe in sufficient detail the manner and circumstances of the proposed transfer, and ANII has been satisfied that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws, which may require Glenwood to furnish, at his expense, an opinion of counsel reasonably satisfactory to ANII that such sale or transfer will not violate any applicable laws.

          (b) Glenwood understands that ANII has no obligation to register the Securities, except that if ANII proposes to file a registration statement registering either or both the Common Stock underlying the $250,000 note made to Cambridge Holdings, Ltd. ("Cambridge") in January 2002 or the Warrant issued then to Cambridge, ANII shall so notify Glenwood and Glenwood shall have the opportunity to include the Common Stock underlying the Note and/or the Warrant in such registration statement, if Glenwood so chooses.

     3.9 Reliance on Representations. Glenwood understands the meaning and legal consequences of the representations, warranties and agreements set out above and agrees that the agreements made hereby may be accepted in reliance thereon. Glenwood will indemnify and hold harmless ANII and its agents and any person who controls them within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all loss, damage, liability or expense, including reasonable costs and attorneys' fees and disbursements, which ANII or such other persons may incur by reason of, or in connection with any representation, warranty or agreement made herein not having been true when made, any misrepresentation made by Glenwood or any failure by Glenwood to fulfill any of the covenants or agreements set forth herein.

     3.10 Advice of Counsel. Glenwood acknowledges that it has obtained advice from independent counsel and its own investment advisors with respect to this Agreement and its investment in the Securities to the extent that it desires to do so. Glenwood is not relying on any representations, except those set forth in this Agreement, or any advice from ANII, or any of ANII's officers, directors, attorneys, including, without limitation, Patton Boggs LLP, or other representatives regarding this Agreement, its content or effect.

     4.   Earnout Payment.
          ---------------

     4.1 Earnout Payment Qualification. Subsequent to Closing, in the event that ANII's subsidiary, ANI Pharmaceuticals, Inc. ("ANIP") has Pre-Tax Income (as defined below) for: (a) the year beginning October 1, 2002 and ending September 30, 2003 in excess of $850,000 ("Year One"), or (b) the year beginning October 1, 2003 and ending September 30, 2004 in excess of $1,520,000 ("Year Two"), ANII shall issue to Glenwood 0.75 shares of ANII's common stock for each $1.00 in Pre-Tax Income in excess of: (a) $850,000 in Year One, and (b) $1,520,000 in Year Two. Provided, however, in no event shall Glenwood receive in excess of 178,114 shares of ANII's common stock.

     4.2 Manner of Computation. For purposes of this Agreement, "Pre-Tax Income" of ANIP shall mean, ANIP's aggregate earnings net of losses of operations calculated as if ANIP were operated as a separate, unaffiliated corporation, after deduction of all appropriate expenses, charges and reserves, but before adjustment for federal, state, and local income or franchise taxes. Pre-Tax Income shall be determined in accordance with generally accepted accounting principles ("GAAP") consistently applied by ANII after consultation with the firm of independent certified public accountants engaged by ANII for purposes of its own audit ("ANII's Accountants"); provided, however, that in determining such Pre-Tax Income:

          (a) Pre-Tax Income shall be computed without regard to "extraordinary items" of gain or loss as that term shall be defined in GAAP;

          (b) Pre-Tax Income shall not include any gains, losses or profits realized from the sale of any assets other than in the ordinary course of business;

          (c) No deduction shall be made for any management fees or general overhead expenses of ANII or other intercompany charges, of whatever kind or nature, charged by ANII to ANIP, except that (i) ANII may deduct any expenses that are directly attributable to the operations of ANIP, including, without limitation, insurance policy premiums, and (ii) ANII may charge interest on any loans or advances made by ANII to ANIP in connection with ANIP's business operations at a rate of nine percent (9%);

          (d) No deduction shall be made for legal or accounting fees and expenses arising out of this Agreement to the extent that such fees and expenses are included as an expense for the applicable fiscal year;

          (e) No deduction shall be made for salaries or special benefits (including club dues, special car allowances and other similar benefits) paid to Al Sirkin ;

          (f) Pre-Tax Income shall include all items of interest expense or other expense, but shall not include any interest expense (i) related to any indebtedness not incurred in connection with the acquisition of ASH Corp., or any other businesses acquired for the benefit of ANIP's operations, or (ii) that would have been eliminated from operating cash income generated by the business operations of ANIP, but for the allocation of such operating cash income by ANII for other purposes;

          (g) Pre-Tax Income shall include 15% of any revenues actually received by ANII's subsidiary, Bactolac Pharmaceutical Inc., at its operations facility located in Hauppauge, New York resulting from orders received from customers referred by York Pharmaceuticals Incorporated, or York Pharmaceuticals Incorporated's former employees to Bactolac; provided that Bactolac shall have the right, in its sole and absolute discretion, to determine whether to sell its products to such parties referred by them;

     4.3  Time of Determination.

          (a) The Pre-Tax Income of ANIP shall be determined in accordance with GAAP promptly after filing of ANII's Annual Reports on Form 10-K for the fiscal years ending September 30, 2003 and 2004. Copies of the reports setting forth the computation of the Pre-Tax Income of ANIP shall be submitted in writing to Glenwood and, unless Glenwood notifies ANII within 10 business days after receipt of the report that it objects to the computation of Pre-Tax Income set forth therein, the reports shall be binding and conclusive for the purposes of this Agreement. Glenwood shall have reasonable access to the books and records of ANIP and to ANII's Accountant's workpapers (to the extent that ANII can facilitate such access) during regular business hours to verify the computation of Pre-Tax Income made by ANII.

          (b) If Glenwood notifies ANII in writing within 10 business days after receipt of ANII's report that it objects to the computation of Pre-Tax Income set forth therein, the amount of Pre-Tax Income shall be determined by negotiation between Glenwood and ANII. If Glenwood and ANII are unable to reach agreement within 30 business days after such notification, the determination of the amount of Pre-Tax Income for the period in question shall be submitted to a mutually agreeable third party firm of independent certified public accountants ("Special Accountants") for determination, whose determination shall be binding and conclusive on the parties. If the Special Accountants determine that the Pre-Tax Income has been understated by 10% or more, then ANII shall pay the Special Accountants' fees, costs and expenses. If Pre-Tax Income has not been understated or has been understated by less than 10%, then Glenwood shall pay the Special Accountants' fees, costs and expenses.

     4.4 No Earnout. Notwithstanding anything herein to the contrary, ANII and ANIP may terminate the operations of ANIP at ANIP's Gulfport, Mississippi facility, sell the assets of ANIP, or sell a majority of ANIP stock (an "Earnout Payment Termination Event"). The decision regarding such Earnout Payment Termination Event may be made at any time by ANII and/or ANIP, at the sole discretion of such entities, and without any consultation to or with Glenwood or any of Glenwood's representatives. Glenwood agrees that in the event of an Earnout Payment Termination Event, Glenwood's entitlement to any potential earnout will be terminated, and that Glenwood shall not be entitled to receive any additional consideration or compensation of any kind if such termination occurs. Provided, however, that if such event occurs during Year One or Year Two, Glenwood shall be entitled to earnout payments calculated by adjusting Pre-Tax Income by the percentage obtained by dividing the number of complete months subsequent to the beginning of Year One or Year Two, as the case may be, prior to the Earnout Payment Termination Event which have been completed by 12 and then multiplying that number by (a) $850,000 if the Earnout Payment Termination Event occurs during Year One; and (b) $1,520,000 if the Earnout Payment Termination Event occurs during Year Two. If Pre-Tax Income for the completed months exceeds the applicable threshold number, then ANII shall issue
0.75 shares of ANII common stock for each one dollar of such excess amount. For example, if the Earnout Payment Termination Event were to occur on January 4, 2004, then there would have been three completed months of operations during Year Two. If there were Pre-Tax Income of $450,000 during those three months, Glenwood would receive 52,500 shares of ANII Common Stock, calculated as follows: 3 / 12 = .25; .25 x $1,520,000 = $380,000; $450,000 - $380,000 =
$70,000; 70,000 x 0.75 = 52,500 shares.

     4.5 Withholding Taxes. ANII or its affiliates may take such steps as they deem necessary or appropriate for the withholding of any taxes which they may be required by law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any earnout payments, including, but not limited to, the withholding of all or any portion of any payment owed by them to Glenwood, or the withholding of the issuance of ANII stock to be issued in connection with an earnout payment.

     5.   Miscellaneous.
          -------------

     5.1 Survival. The warranties, representations and covenants of ANII and Glenwood contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     5.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     5.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado.

     5.4   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified or four days after deposit with the United States Post Office by registered or certified mail, postage prepaid and, in the case of ANII at 1905 West Valley Vista Drive, Castle Rock, Colorado 80109, and in the case of Glenwood, at Glenwood's address on the signature page hereof, or at such other address as either Party may designate to the other by like notice.

     5.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day first above written.

GLENWOOD CAPITAL PARTNERS I, LP             ADVANCED NUTRACEUTICALS, INC.


By:  /s/  Randall D. Humphreys              By: /s/ Jeffrey G. McGonegal
     -------------------------                  --------------------------------
     Randall D. Humphreys                       Jeffrey G. McGonegal
     General Partner                            Senior Vice President of Finance
                                                and Secretary

     -----------------------------------------------
     Street Address

     -----------------------------------------------
     City, State and Zip Code

     -----------------------------------------------
     Taxpayer Identification Number

                                    EXHIBIT A
                                    ---------

                          Subordinated Promissory Note

                                    EXHIBIT B
                                    ---------

                                     Warrant

                                    EXHIBIT C
                                    ---------

                    Intercreditor and Subordination Agreement

                                   APPENDIX A
                                   ----------


Glenwood must come within at least one category below to qualify as an "accredited investor" and to be accepted as a holder of the Securities.


Category I          Glenwood is an executive officer of ANII.

Category II         Glenwood  is a bank;  savings and loan;  insurance  company;
                    registered broker or dealer;  registered investment company;
                    registered  business  development  company;  licensed  small business  investment  company ("SBIC");  or employee benefit plan  within  the  meaning  of Title I of ERISA  whose  plan fiduciary  is either a bank,  savings  and  loan,  insurance company or  registered  investment  advisor  or whose  total
                    assets  exceed  $5,000,000;   or  a  self-directed  employee
                    benefit plan with investment decisions made solely by persons that are accredited Glenwoods.


Category III        Glenwood  is  a  private  business  development  company  as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.


Category IV         Glenwood  is an  entity  with  total  assets  in  excess  of
                    $5,000,000 which was not formed for the purpose of investing in the Securities and which is one of the following:

                                    a corporation; or

                                    a partnership; or

                                    a business trust; or

                                    tax-exempt organization described in Section
                                    501(c)(3)  of the  Internal  Revenue Code of
                                    1986, as amended.


Category V          Glenwood  is an entity of which all the  equity  owners  are
                    "accredited investors" within one or more of the above categories, other than Category IV or Category V.



Category VI         Glenwood  is  a  trust  with  total   assets  in  excess  of
                    $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

                                       11